Exhibit 10.1

US FOODS                                NATIONAL – VENDOR PROGRAM AGREEMENT

USF Company Vendor: 59674 - FOOD INNOVATIONS INC
Vendor Affiliate Name: FOOD INNOVATIONS INC
Vendor Partnership Program: 4162 - Published

Vendor Contact Information Program Information
Name: FOOD INNOVATIONS, INC.
Address: 28411 RACE TRACK ROAD
BONITA SPRINGS, FL 34135

Agreement Start Date: 01/01/2015 End Date: 12/31/2016
Deduction Billing Cycle: Weekly
☑ Purchasing Program (Volume Based*)
☐ Marketing Program (Volume Based*)
☑ P.O. Received Date
☐ Order Date Last Order Date:
☐ Growth Program (Volume Based*)
(Specifics documented in contract notes.)
☐ Special Promotional Event
☐ Lump Sum Payment
Lump Sum Billing Cycle:
Lump Sum Start: End:
*Volume based agreements must not contain customer
exclusions.

USF Contact Information
Name: ELIZABETH TIELBUR
Title: CATEGORY MANAGER

Contract Information
☑ Original
☐ Amendment to section(s):

Redistribution
☐ Qualified (for entities listed below) ☑ Excluded

AP Payment Terms
Check Net 30

Commodity Product Categories
None:

Eligible Divisions
☑ All Divisions
☐ Specific Division(s):

Contract Notes

Program Terms
The parties acknowledge that in the calculation of the promotional allowances as set forth on Exhibit B herein, all contractual obligations of Vendor and USF which restrict or limit the payment of promotional allowances have been considered and taken into account. The promotional allowances shall be reviewed by the parties in November, 30, and renegotiated annually thereafter; however, such promotional allowances shall be in effect until the parties agree to any modifications. This VPA may renew annually for an additional 12-month term unless either party notifies the other in writing 30 days prior to the End Date of its intent not to renew, but in no event shall the term of this agreement exceed five years from the start date.

Program Qualifying Base
For the purposes of calculating (i) promotional allowances, and (ii) purchase levels for the achievement of growth incentive objectives, all amounts to which US Foods, Inc., together with its subsidiaries (collectively, "USF") is entitled, whether set forth on a cents per pound or case basis or expressed as a percentage, shall be based upon USF's Net Purchases. Net Purchases shall be defined as the dollar value, total weight in pounds or total cases, as applicable, of Gross Purchases less the dollar value, total weight in pounds or cases, as applicable, of (A) all Products that the parties have agreed are ineligible to earn promotional allowances, as set forth on Exhibit A attached hereto (including proprietary Products if agreed to by the parties), (B) Product returns, and (C) freight, if the Products are priced FOB Vendor's dock and such freight charge is included in the total dollar value of Gross Purchases.  Gross Purchases shall be defined as the dollar value, total weight pounds, or total cases, as applicable, of Products actually received and accepted by USF. No other reductions from Gross Purchases, including cash discounts, to determine Net Purchases will be accepted by USF.

Excluded Products and Product Samples Corporate Marketing Allowance (CMA)
Exhibit A, listing Products that are ineligible to receive promotional allowances, is attached hereto and incorporated herein. Vendor will provide product samples to USF free of charge in reasonable quantities upon request in each instance.  The Corporate Marketing Allowance (CMA) is intended to be used for Support Office and Regional Marketing Activities.

Local Allowance Programs
Any applicable Local Allowance programs shall be administered as set forth on Exhibit B.

Purchasing, Program, and Marketing Allowance Payment Terms USF Vendor Policy
At the end of each calendar week, USF will calculate the NPA, CMA, and LVA (if nationally administered) due. Once calculated, on or about the following Wednesday, the billing amount will be posted to the supplier web portal that Vendor will have access to 24 hours a day, 7 days a week, and a deduction in that amount will be processed by USF against any outstanding or future trade payable.  Vendor may raise questions, disputes or concerns through the USF Vendor Support Center (VSC). Any dispute logged with the VSC must contain the specific nature of the discrepancy to ensure USF has all information necessary to research and resolve the Vendor dispute.  By execution of this Vendor Program Agreement, Vendor acknowledges that it has reviewed the USF Vendor Policy located on the supplier website, and agrees to be bound by the provisions thereof. USF reserves the right to change the Vendor Policy at any time.

Vendor Direct Negotiated Pricing Addendum
All Vendor direct negotiated pricing payments (i.e. the difference between the invoice price to USF less the contract price to the end-user (prior to any distributor mark-up)) will be automatically deducted on a weekly basis. Vendor shall obtain USF's prior written consent before Vendor makes a bid to an end-user customer for a Vendor Direct Negotiated Pricing arrangement, which bid includes USF's Exclusive Brand Products.
☐ If checked the parties agree to the additional terms set forth in the attached addendum to the Vendor Program Agreement.

Vendor Authorization
Print Name: ____________________________________ Date: ________________
Signature: _____________________________________ Title: ____________________________________

This Vendor Program Agreement shall only be binding upon USF if executed by authorized officer(s) of USF.

US Foods Authorization                                                            US Foods Authorization
Print Name: ________________________                          Print Name: ___________________________
Signature: _________________________                          Signature: ____________________________
Title: _____________________________                          Title: ________________________________
Date: ________________                                                        Date: ________________